UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2019

PUBLIC STORAGE

(Exact name of registrant as specified in its charter)

Maryland	001-33519	95-3551121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered

Common Stock, $0.10 par value per share	PSA	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.625% Cumulative Preferred Share, Series U, $0.01 par value per share	PSAPrU	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.375% Cumulative Preferred Share, Series V, $0.01 par value per share	PSAPrV	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.200% Cumulative Preferred Share, Series W, $0.01 par value per share	PSAPrW	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.200% Cumulative Preferred Share, Series X, $0.01 par value per share	PSAPrX	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.875% Cumulative Preferred Share, Series A, $0.01 par value per share	PSAPrA	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.400% Cumulative Preferred Share, Series B, $0.01 par value per share	PSAPrB	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.125% Cumulative Preferred Share, Series C, $0.01 par value per share	PSAPrC	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 4.950% Cumulative Preferred Share, Series D, $0.01 par value per share	PSAPrD	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 4.900% Cumulative Preferred Share, Series E, $0.01 par value per share	PSAPrE	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.150% Cumulative Preferred Share, Series F, $0.01 par value per share	PSAPrF	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.050% Cumulative Preferred Share, Series G, $0.01 par value per share	PSAPrG	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.600% Cumulative Preferred Share, Series H, $0.01 par value per share	PSAPrH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 24, 2019, the Board of Trustees (the “Board”) of Public Storage (the “Company”) increased the size of the Board to twelve trustees and, in connection with such increase, appointed Tariq M. Shaukat to serve as trustee of the Company effective July 30, 2019. The Board appointed Mr. Shaukat to serve on the Audit Committee. Mr. Shaukat provides financial and operational expertise, having served in senior management positions at several companies, including Caesars Entertainment Corporation and McKinsey & Company. He is currently President of Partner and Industry Platforms for Google Cloud at Google LLC.

Mr. Shaukat will receive compensation consistent with that received by the Company’s other non-employee trustees, as disclosed in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 15, 2019, in connection with the Company’s 2019 annual meeting of shareholders.

In connection with this appointment, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Shaukat similar to the indemnification agreement entered into with all other members of the Board. The Indemnification Agreement provides for the indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Shaukat in connection with his status or service as a member of the Board and for the Company to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement filed as Exhibit 10.16 to the Company’s Form 10-K, which was filed with the Securities and Exchange Commission on February 27, 2019.

There are no arrangements or understandings between the appointees and any person pursuant to which either appointee was appointed as a trustee. There are no transactions in which Mr. Shaukat had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On July 30, 2019, the Company issued a press release announcing the appointment of Mr. Shaukat to the Board. A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
99.1	Press release dated July 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

Date: July 30, 2019

By:	/s/ Nathaniel A. Vitan
Nathaniel A. Vitan
Senior Vice President, Chief Legal Officer & Corporate Secretary